Barfresh Expands Board of Directors in Preparation of Growth Phase

-- Appoints Business Executive Alexander Ware --

BEVERLY HILLS, Calif., July 14, 2016 (GLOBE NEWSWIRE) – Barfresh Food Group, Inc. (OTCQB:BRFH), a developer, manufacturer, and distributor of frozen, ready-to-blend beverages, announced today the appointment of Alexander H. Ware to the Company’s Board of Directors as an independent director. The appointment of Mr. Ware brings the total number of Directors to six.

Mr. Ware brings over 30 years of experience in growth management, capital markets including M&A transactions, process improvement, and strategic planning. He is currently the Executive Chairman of MStar Holding Corp., the country’s leading provider of beer keg rental, leasing, and logistics services. MStar is a minority investment of Pohlad Companies, a significant family office based in Minneapolis, MN at which Mr. Ware previously served as a Senior Advisor and Executive Vice President. Prior to joining Pohlad Companies in 2010, Mr. Ware had over fifteen years of financial experience with PepsiCo and PepsiAmericas, where he held a number of positions of increasing responsibility, culminating in his appointment as Chief Financial Officer at PepsiAmericas, a $5 billion publicly traded company that was the world’s second largest bottler of PepsiCo products. Mr. Ware held that position from 2005 until PepsiAmericas was acquired by PepsiCo in 2010. Mr. Ware also has additional experience as a senior finance executive at Putnam Investments and management consultant with Booz Allen Hamilton.

“We are honored to bring Mr. Ware’s expansive knowledge of the beverage industry and capital markets expertise onto our board of directors. He brings extensive corporate governance, investor relations and strategic planning experience from his years as Chief Financial Officer of PepsiAmericas, a New York Stock Exchange listed company, and providing strategic and corporate development at Pohlad Companies. We look forward to benefiting from his leadership, knowledge, and experience, which will serve us very well at Barfresh as we transition to the growth phase of our business and address a growing pipeline of opportunities,” commented Riccardo Delle Coste, the Company’s Chief Executive Officer.

Mr. Ware added, “I have been extremely impressed by the accomplishments of the Barfresh team and believe that its products meet a unique and growing need in the foodservice marketplace. With the Company’s patents now established, its partnerships with PepsiCo and a dominant food distributor accelerating, and the new contract with one of the nation’s largest food service providers secured, it is an exciting time to be joining the board and to help maximize these opportunities for the benefit of shareholders.”

About Barfresh Food Group

Barfresh Food Group, Inc. (OTCQB:BRFH) is a developer, manufacturer and distributor of ready-to-blend beverages, including smoothies, shakes and frappes, primarily for restaurant chains and the foodservice industry. The company’s proprietary, U.S. patent-pending system uses portion-controlled pre-packaged beverage ingredients that deliver freshly made frozen beverages that are quick, cost efficient, better for you and without waste. PepsiCo North America Beverages, a division of PepsiCo, Inc., is the exclusive sales representative in North America within the food service channel for Barfresh’s full line of beverages. Barfresh has an exclusive distribution partnership with the leading food distributor in North America. For more information, please visit www.barfresh.com.

Forward Looking Statements

Except for historical information herein, matters set forth in this press release are forward-looking within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements about the Company’s commercial progress and future financial performance. These forward-looking statements are identified by the use of words such as “grow”, “expand”, “anticipate”, “intend”, “estimate”, “believe”, “expect”, “plan”, “should”, “hypothetical”, “potential”, “forecast” and “project”, among others. All statements, other than statements of historical fact, included in the press release that address activities, events or developments that the Company believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made based on experience, expected future developments and other factors the Company believes are appropriate under the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company and may not materialize. Investors are cautioned that any such statements are not guarantees of future performance. The contents of this release should be considered in conjunction with the warnings, risk factors and cautionary statements contained in the Company’s recent filings with the Securities and Exchange Commission, including its Annual Report on Form 10K and Quarterly Report on Form 10Q. Furthermore, the Company does not intend, and is not obligated, to update publicly any forward-looking statements, except as required by law.

Contact

John Mills

ICR

646-277-1254

John.Mills@icrinc.com

Jeff Sonnek

ICR

646-277-1263

Jeff.Sonnek@icrinc.com